Exhibit 99.1

Release:	7:05 A.M. January 20, 2023

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Fourth Quarter 2022 and Full Year 2022 Results

Annual Financial Highlights Year-Over-Year:

●Revenues increased 41.5%.
●Net interest income of $229.2 million, an increase of 46.0%.
●Net interest margin of 3.49%, an increase of 72 basis points.
●Net income of $59.4 million, inclusive of a $35.0 million charge for a regulatory settlement reserve and adjusted net income1 of $94.4 million.
●Diluted earnings per share of $5.29, inclusive of a $3.13 per share charge for a regulatory settlement reserve and adjusted diluted earnings per share1 of $8.42.
●Loans totaled $4.8 billion, an increase of 29.7%.
●Return on average equity of 10.3% and return on average tangible common equity1 of 10.4%.
●Adjusted return on average equity1 of 16.3% and adjusted return on average tangible common equity1 of 16.6%.

Quarterly Financial Highlights Year-Over-Year:

●Net interest income of $63.9 million, an increase of 42.6%.
●Net interest margin of 4.05%, an increase of 146 basis points.

NEW YORK, January 20, 2023‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported a net loss of $7.7 million, or $0.71 per diluted common share, for the fourth quarter of 2022, compared to net income of $18.9 million, or $1.69 per diluted common share, for the fourth quarter of 2021. Adjusted net income1 for the fourth quarter of 2022 was $27.3 million, or $2.43 per diluted common share after removing the impact of the regulatory settlement reserve. Net income for the year 2022 was $59.4 million, or $5.29 per diluted common share, compared to net income of $60.6 million, or $6.45 diluted common share, for the year 2021. Adjusted net income1 for the year 2022 was $94.4 million, or $8.42 per diluted common share.

1 Non-GAAP financial measure. Adjusted amounts exclude the effect of costs related to the $35.0 million regulatory settlement reserve. See Reconciliation of Non-GAAP Measures beginning on page 13.

Mark DeFazio, President and Chief Executive Officer, commented,

“I am pleased to report on an operating basis MCB had a record year with adjusted net income of $94.4 million. The commercial bank along with our banking-as-a-service initiatives saw growth along all lines of business contributing to our operating results.

“While 2022 was a challenging year for our industry, we worked through rising interest rates, increased cost of funds, fierce competition for deposits, a material correction in the digital assets industry, and with that, increased regulatory scrutiny. To that end, we have reserved $35 million toward a potential resolution of an investigation by the Federal Reserve and the New York DFS relating to matters involving a fintech client MCB banked in 2020. We look forward to putting this matter behind us, which is more fully discussed in an SEC filing we are making today.

“On balance, we successfully covered tremendous ground in 2022 and are entering 2023 in a strong position to support our clients with enhanced resilience and strong capital levels.”

Balance Sheet

The Company had total assets of $6.3 billion at December 31, 2022, a decrease of $154.7 million, or 2.4%, from September 30, 2022, and a decrease of $849.0 million, or 11.9% from December 31, 2021.

Total cash and cash equivalents were $257.4 million at December 31, 2022, a decrease of $451.4 million, or 63.7%, from September 30, 2022 and a decrease of $2.1 billion, or 89.1%, from December 31, 2021. The decrease from September 30, 2022, reflected net loan growth of $220.9 million and net deposit outflows of $453.6 million partially offset by $250.0 million in Fed funds purchased and Federal Home Loan Bank of New York advances. The decrease from December 31, 2021, reflected the $1.1 billion deployment into loans and securities and the $1.2 billion outflow of deposits.

Total loans, net of deferred fees and unamortized costs, were $4.8 billion, an increase of $223.2 million, or 4.8%, from September 30, 2022, and an increase of $1.1 billion, or 29.7% from December 31, 2021. Loan production was $411.3 million for the fourth quarter of 2022 compared to $423.6 million for the prior linked quarter and $411.0 million for the prior year period. The increase in total loans from September 30, 2022, was due primarily to an increase of $192.5 million in commercial real estate (“CRE”) loans (including owner-occupied) and $39.4 million in commercial and industrial (“C&I”) loans. The increase in total loans from December 31, 2021, was due primarily to an increase of $765.2 million in CRE loans (including owner-occupied) and $254.1 million in C&I loans.

Other assets were $148.3 million at December 31, 2022, an increase of $49.4 million from September 30, 2022, and an increase of $91.4 million from December 31, 2021. The increase in Other assets from September 30, 2022 was due primarily to the adoption of ASU 2016-02 Leases (Topic 842), which required the Company to recognize lease assets, and liabilities, on the balance sheet as of December 31, 2022. The increase in Other assets from December 31, 2021, was due primarily to the adoption of ASU 2016-02 and the recognition of deferred tax assets related to the unrealized losses on available-for-sale securities.

Total deposits were $5.3 billion, a decrease of $453.6 million, or 7.9% from September 30, 2022, and a decrease of $1.2 billion or 18.0% from December 31, 2021. The decrease from September 30, 2022, was due to a decrease of $268.4 million in digital currency business deposits and aggregate net decrease of $185.2 million in all other deposit verticals. The decrease in digital currency business deposits reflects the Company’s decision to fully exit the crypto-asset related vertical in light of recent developments in the crypto-asset industry and material changes in the regulatory environment regarding banks’ involvement in crypto-asset related businesses. The decrease in deposits from December 31, 2021, was primarily due to a decrease of $1.0 billion in digital currency business deposits and $789.7 million in bankruptcy trustee and property manager deposits, partially offset by an aggregate net increase of $658.3 in all other deposit verticals. Non-interest-bearing demand deposits were 45.9% of total deposits at December 31, 2022, compared to 53.4% at September 30, 2022 and 57.0% at December 31, 2021.

Accumulated other comprehensive loss, net of tax, was $54.3 million, an increase of $0.5 million, from September 30, 2022, and $46.8 million from December 31, 2021. The increases were due to the prevailing interest rate environment, which increased the unrealized losses on available-for-sale securities, partially offset by the increases in unrealized gains on cash flow hedges prior to their termination in the third quarter of 2022.

At December 31, 2022, the Company had available borrowing capacity of $984.4 million from the Federal Home Loan Bank, and an available line of credit of $137.6 million under the Federal Reserve Bank of New York discount window. The Company and the Bank each met all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 366.0% of total risk-based capital at December 31, 2022, compared to 343.3% and 343.4% at September 30, 2022 and December 31, 2021, respectively.

Income Statement

Financial Highlights

	Three months ended				Year ended
	Dec. 31,		Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in thousands, except per share data)	2022		2022	2021	2022	2021
Total revenues (1)	$70,249		$69,143	$51,867	$255,751	$180,698
Net income (loss)	(7,740)		24,955	18,887	59,425	60,555
Diluted earnings (loss) per common share	(0.71)		2.23	1.69	5.29	6.45
Return on average assets (2)	N.M.	%	1.51%	1.10%	0.90%	1.06%
Return on average equity (2)	N.M.	%	16.8%	13.6%	10.3%	14.7%
Return on average tangible common equity (2), (3)	N.M.	%	17.1%	13.9%	10.4%	15.2%

For the fourth quarter of 2022, adjusted return on average assets (2), (3), adjusted return on average equity (2), (3) and adjusted return on average tangible common equity (2), (3) was 1.72%, 18.2% and 18.5%, respectively.

(1)	Total revenues equal net interest income plus non-interest income.
(2)	For periods less than a year, ratios are annualized.
(3)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures beginning on page 13.

N.M. ‒ Not meaningful.

Net Interest Income

Net interest income for the fourth quarter of 2022 was $63.9 million, an increase of $574,000 from the prior linked quarter and $19.1 million from the prior year period. The increase from the prior linked quarter was primarily due to the $291.7 million increase in the average balance of loans and the 68 basis point increase in the average yield for loans partially offset by the $551.3 million decrease in the average balance of overnight deposits and a higher cost of funds. The increase from the prior year period was primarily due to the $1.1 billion increase in the average balance of loans and the 117 basis point increase in the average yield for loans partially offset by the higher cost of funds.

Net interest income for the year 2022 was $229.2 million, an increase of $72.2 million from the prior year. The increase from the prior year was primarily due to the $1.4 billion increase in the average balance of loans and securities and the 55 basis point and 91 basis point increases in average yield for loans and overnight deposits, respectively, partially offset by a higher cost of funds.

Net Interest Margin

Net interest margin for the fourth quarter of 2022 was 4.05% compared to 3.85% and 2.59% for the prior linked quarter and prior year period, respectively. The 20 basis point increase for the prior linked quarter was driven largely by the increase in the average balance of loans and the increase in loan and overnight deposit yields partially offset by the decrease in the average balance of overnight deposits and a higher cost of funds. The 146 basis point increase for the prior year period was driven largely by the increase in the average balance of loans and the increase in loan yields partially offset by the higher cost of funds.

Net interest margin for the year 2022 was 3.49% compared to 2.77% for the prior year. The 72 basis point increase was driven largely by the increase in the average balance of loans and the increase in loan and overnight deposit yields partially offset by the decrease in the average balance of overnight deposits and a higher cost of funds.

Total cost of funds for fourth quarter of 2022 was 117 basis points compared to 45 basis points and 28 basis points for the prior linked quarter and prior year period, respectively, which reflects the increase in prevailing interest rates and competition for deposits.

Total cost of funds for the year 2022 was 53 basis points compared to 31 basis points for the prior year, which reflect the increase in prevailing interest rates and competition for deposits.

Non-Interest Income

Non-interest income was $6.4 million for the fourth quarter of 2022, an increase of $532,000 from the prior linked quarter and a decrease of $707,000 from the prior year period. The increase from the prior linked quarter was driven by higher Global Payments Group (“GPG”) revenues and other services charges and fees. The decrease from the prior year period was driven by decreases in GPG revenues.

Non-interest income was $26.6 million for the year 2022, an increase of $2.9 million from the prior year, driven by driven primarily by increases in GPG revenue from higher fintech Banking-as-a-Service transactions.

Non-Interest Expense

Non-interest expense was $66.7 million for the fourth quarter of 2022, an increase of $35.5 million from the prior linked quarter and $43.3 million from the prior year period. The increase from the prior linked quarter was due primarily to the $35.0 million regulatory settlement reserve and the increase in compensation and benefits due to the increase in the number of full-time employees that is in line with revenue growth, partially offset by lower professional fees. The increase from the prior year period was due primarily to the $35.0 million regulatory settlement reserve, the increase in compensation and benefits due to the increase in the number of full-time employees, and by an increase in professional fees.

Non-interest expense was $148.7 million for the year 2022, an increase of $61.4 million from the prior year. The increase was driven by the $35.0 million regulatory settlement reserve, an increase in compensation and benefits due to the increase in the number of full-time employees that is in line with revenue growth, and an increase in professional fees.

Income Tax Expense

The effective tax rate for the year 2022 was 38.7% compared to 32.4% for the prior year period. The effective tax rate increased from the prior year due to the $35.0 million regulatory settlement reserve and other discrete tax items.

Asset Quality

Credit quality remains strong as there were no charge-offs during the fourth quarter of 2022 and only $24,000 in non-performing loans at December 31, 2022. The ratio of non-performing loans to total loans was 0.00% at December 31, 2022 compared to 0.00% at September 30, 2022 and 0.28% at December 31, 2021, respectively.

The Company recorded a provision of $2.3 million for the fourth quarter of 2022 compared to $2.0 million and $501,000 for the prior linked quarter and prior year period, respectively. The Company recorded a provision of $10.1 million for the year 2022 compared to $3.8 million for the prior year. The provision was in line with loan growth during the respective periods.

Conference Call

The Company will conduct a conference call at 9:00 a.m. ET on Friday, January 20, 2023, to discuss the results. To access the event by telephone, please dial 800-245-3047 (US), 203-518-9765 (INTL), and provide conference ID: MCBQ422 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software.

For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”). The Bank is a New York City based commercial bank that provides a broad range of business, commercial and personal banking products and services to small, middle-market, corporate enterprises, municipalities, and affluent individuals. The Bank’s Global Payments Group is an established leader in BaaS (Banking-as-a-Service) to various domestic and international fintech, payments and money services businesses. The Bank operates banking centers in New York City and on Long Island in New York State, and is ranked as one of the 100 Fastest-Growing Companies by Fortune, Top 50 Community Banks by S&P, Top 20 Commercial Lenders by ICBA for banks with an asset size of more than $1 billion, and is a member of the Piper Sandler Sm-All Stars Class of 2022. The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. For more information, please visit MCBankNY.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the continuing impact of the COVID-19 pandemic on our business and results of operation, an unexpected deterioration in our loan or securities portfolios, unexpected increases in our expenses, different than anticipated growth and our ability to manage our growth, unanticipated regulatory action or changes in regulations, unexpected changes in interest rates, inflation, potential recessionary conditions, an unanticipated decrease in deposits, an unanticipated loss of key personnel or existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, an unexpected adverse financial, regulatory or bankruptcy event experienced by our fintech partners, unanticipated increases in FDIC costs, changes in regulations, legislation or tax or accounting rules, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the costs, including possibly incurring fines, penalties or other negative effects (including reputational harm), of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

Consolidated Balance Sheet (unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(in thousands)	2022	2022	2022	2022	2021
Assets
Cash and due from banks	$26,780	$28,929	$33,143	$32,483	$28,864
Overnight deposits	230,638	679,849	1,308,738	1,381,475	2,330,486
Total cash and cash equivalents	257,418	708,778	1,341,881	1,413,958	2,359,350
Investment securities available for sale	445,747	423,265	465,661	505,728	566,624
Investment securities held to maturity	510,425	521,376	530,740	467,893	382,099
Equity investment securities, at fair value	2,048	2,027	2,107	2,173	2,273
Total securities	958,220	946,668	998,508	975,794	950,996
Other investments	22,110	17,484	17,357	15,989	11,998
Loans, net of deferred fees and unamortized costs	4,840,523	4,617,304	4,375,165	4,121,443	3,731,929
Allowance for loan losses	(44,876)	(42,541)	(40,534)	(38,134)	(34,729)
Net loans	4,795,647	4,574,763	4,334,631	4,083,309	3,697,200
Receivables from global payments business, net	85,605	75,457	68,214	62,129	39,864
Other assets	148,337	98,911	106,451	75,761	56,950
Total assets	$6,267,337	$6,422,061	$6,867,042	$6,626,940	$7,116,358

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$2,422,151	$3,058,014	$3,470,325	$3,176,048	$3,668,673
Interest-bearing deposits	2,855,761	2,673,509	2,708,075	2,763,315	2,766,899
Total deposits	5,277,912	5,731,523	6,178,400	5,939,363	6,435,572
Federal funds purchased	150,000	—	—	—	—
Federal Home Loan Bank of New York advances	100,000	—	—	—	—
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Subordinated debt, net of issuance cost	—	—	—	—	24,712
Secured borrowings	7,725	26,912	32,044	32,322	32,461
Prepaid third-party debit cardholder balances	10,579	9,395	23,531	24,092	8,847
Other liabilities	124,604	51,374	38,141	50,513	37,157
Total liabilities	5,691,440	5,839,824	6,292,736	6,066,910	6,559,369

Common stock	109	109	109	109	109
Additional paid in capital	389,276	387,406	385,369	383,327	382,999
Retained earnings	240,810	248,550	223,595	200,406	181,385
Accumulated other comprehensive gain (loss), net of tax effect	(54,298)	(53,828)	(34,767)	(23,812)	(7,504)
Total stockholders’ equity	575,897	582,237	574,306	560,030	556,989
Total liabilities and stockholders’ equity	$6,267,337	$6,422,061	$6,867,042	$6,626,940	$7,116,358

Consolidated Statement of Income (unaudited)

	Three months ended			Year ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in thousands, except per share data)	2022	2022	2021	2022	2021
Total interest income	$80,554	$70,057	$49,110	$260,739	$173,284
Total interest expense	16,655	6,732	4,300	31,581	16,283
Net interest income	63,899	63,325	44,810	229,158	157,001
Provision for loan losses	2,309	2,007	501	10,116	3,816
Net interest income after provision for loan losses	61,590	61,318	44,309	219,042	153,185

Non-interest income
Service charges on deposit accounts (1)	1,458	1,445	1,313	5,747	4,755
Global Payments Group revenue (1)	4,343	4,099	5,293	19,341	16,445
Other income	549	274	451	1,505	2,497
Total non-interest income	6,350	5,818	7,057	26,593	23,697

Non-interest expense
Compensation and benefits	15,886	14,568	12,001	57,290	45,908
Bank premises and equipment	2,247	2,228	1,992	8,855	8,055
Professional fees	5,171	6,086	1,567	14,423	6,750
Technology costs	1,186	984	1,736	4,713	5,201
Licensing fees	2,674	2,823	2,265	10,477	8,606
FDIC assessments	1,030	1,110	975	4,625	3,852
Regulatory settlement reserve	35,000	—	—	35,000	—
Other expenses	3,465	3,391	2,778	13,354	8,940
Total non-interest expense	66,659	31,190	23,314	148,737	87,312

Net income before income tax expense	1,281	35,946	28,052	96,898	89,570
Income tax expense	9,021	10,991	9,165	37,473	29,015
Net income (loss)	$(7,740)	$24,955	$18,887	$59,425	$60,555

Earnings per common share:
Average common shares outstanding:
Basic	10,932,952	10,931,697	10,780,073	10,929,021	9,011,700
Diluted	11,183,862	11,177,152	11,084,262	11,200,184	9,272,822
Basic earnings (loss)	$(0.71)	$2.28	$1.74	$5.42	$6.64
Diluted earnings (loss)	$(0.71)	$2.23	$1.69	$5.29	$6.45

(1)	Certain prior period amounts have been reclassified for consistency with the current period presentation.

Loan Production, Asset Quality & Regulatory Capital

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
LOAN PRODUCTION (in millions)	$411.3	$423.6	$512.8	$488.9	$411.0

ASSET QUALITY (in thousands)
Non-accrual loans:
Commercial real estate	$—	$—	$—	$—	$9,984
Commercial and industrial	—	—	—	—	—
Consumer	24	24	24	24	37
Total non-accrual loans	$24	$24	$24	$24	$10,021
Total non-performing loans	$24	$24	$24	$24	$10,286
Non-accrual loans to total loans	—%	—%	—%	—%	0.27%
Non-performing loans to total loans	—%	—%	—%	—%	0.28%
Allowance for loan losses	$44,876	$42,541	$40,534	$38,134	$34,729
Allowance for loan losses to total loans	0.93%	0.92%	0.93%	0.93%	0.93%
Charge-offs	$—	$—	$—	$—	$(3,909)
Recoveries	$25	$—	$—	$5	$17
Net charge-offs/(recoveries) to average loans (annualized)	—%	—%	—%	—%	0.42%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	10.2%	9.9%	9.2%	8.6%	8.5%
Metropolitan Commercial Bank	10.0%	9.7%	9.1%	8.5%	8.4%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	12.1%	12.9%	13.0%	13.3%	14.1%
Metropolitan Commercial Bank	12.3%	13.1%	13.2%	13.6%	14.4%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	12.5%	13.3%	13.4%	13.7%	14.6%
Metropolitan Commercial Bank	12.3%	13.1%	13.2%	13.6%	14.4%

Total Risk-Based:
Metropolitan Bank Holding Corp.	13.4%	14.2%	14.3%	14.6%	16.1%
Metropolitan Commercial Bank	13.1%	14.0%	14.1%	14.5%	15.2%

Performance Measures

	Three months ended			Year ended
(dollars in thousands,	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2022	2022	2021	2022	2021
Net income (loss) available to common shareholders	$(7,740)	$24,887	$18,718	$59,284	$59,816
Per common share:
Basic earnings (loss)	$(0.71)	$2.28	$1.74	$5.42	$6.64
Diluted earnings (loss)	$(0.71)	$2.23	$1.69	$5.29	$6.45
Common shares outstanding:
Period end	10,949,965	10,931,697	10,920,569	10,949,965	10,920,569
Average fully diluted	11,183,862	11,177,152	11,084,262	11,200,184	9,272,822
Return on: (1)
Average total assets	N.M. %	1.51%	1.10%	0.90%	1.06%
Average equity	N.M. %	16.8%	13.6%	10.3%	14.7%
Average tangible common equity (2)	N.M. %	17.1%	13.9%	10.4%	15.2%
Yield on average earning assets	5.12%	4.26%	2.85%	3.97%	3.05%
Total cost of deposits	1.11%	0.44%	0.25%	0.49%	0.27%
Net interest spread	2.79%	3.25%	2.24%	2.82%	2.41%
Net interest margin	4.05%	3.85%	2.59%	3.49%	2.77%
Net charge-offs as % of average loans (1)	—%	—%	0.42%	—%	0.13%
Efficiency ratio (3)	94.9%	45.1%	44.9%	58.16%	48.32%

For the fourth quarter of 2022, adjusted return on average assets (2), (3), adjusted return on average equity (2), (3) and adjusted return on average tangible common equity (2), (3) was 1.72%, 18.2% and 18.5%, respectively.

(1) For periods less than a year, ratios are annualized.

(2) Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures beginning on page 13.

(3) Total non-interest expense divided by total revenues.

N.M. ‒ Not meaningful.

Interest Margin Analysis

	Three months ended
	Dec. 31, 2022			Sept. 30, 2022			Dec. 31, 2021
	Average			Average			Average
	Outstanding		Yield /	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,796,001	$72,560	5.98%	$4,504,260	$60,570	5.30%	$3,694,362	$45,724	4.81%
Available-for-sale securities	527,523	1,979	1.50	521,378	1,651	1.27	599,175	1,656	1.11
Held-to-maturity securities	518,822	2,422	1.87	527,050	2,466	1.87	191,795	716	1.49
Equity investments	2,351	10	1.70	2,342	9	1.47	2,322	6	0.96
Overnight deposits	362,244	3,291	3.55	913,566	5,114	2.19	2,215,042	857	0.15
Other interest-earning assets	18,689	292	6.26	17,360	247	5.69	11,998	151	4.98
Total interest-earning assets	6,225,630	80,554	5.12	6,485,956	70,057	4.26	6,714,694	49,110	2.85
Non-interest-earning assets	101,826			108,643			105,083
Allowance for loan losses	(43,643)			(41,494)			(38,464)
Total assets	$6,283,813			$6,553,105			$6,781,313
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,683,653	15,241	2.25	$2,572,111	6,407	0.99	$2,691,693	3,614	0.53
Certificates of deposit	49,470	207	1.66	51,363	98	0.76	80,197	176	0.87
Total interest-bearing deposits	2,733,123	15,448	2.24	2,623,474	6,505	0.98	2,771,890	3,790	0.54
Borrowed funds	101,600	1,207	4.75	20,555	227	4.41	45,324	510	4.49
Total interest-bearing liabilities	2,834,723	16,655	2.33	2,644,029	6,732	1.01	2,817,214	4,300	0.61
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,792,370			3,243,664			3,337,477
Other non-interest-bearing liabilities	60,951			75,471			74,496
Total liabilities	5,688,044			5,963,164			6,229,187
Stockholders' equity	595,769			589,941			552,126
Total liabilities and equity	$6,283,813			$6,553,105			$6,781,313
Net interest income		$63,899			$63,325			$44,810
Net interest rate spread (3)			2.79%			3.25%			2.24%
Net interest margin (4)			4.05%			3.85%			2.59%
Total cost of deposits (5)			1.11%			0.44%			0.25%
Total cost of funds (6)			1.17%			0.45%			0.28%

(1)	For periods less than a year, ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

	Year ended
	Dec. 31, 2022			Dec. 31, 2021
	Average			Average
	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,361,412	$231,851	5.32%	$3,448,468	$164,528	4.77%
Available-for-sale securities	538,425	6,921	1.29	489,922	$5,066	1.03
Held-to-maturity securities	495,812	8,682	1.75	50,110	$746	1.49
Equity investments	2,339	32	1.37	2,312	$26	1.13
Overnight deposits	1,156,468	12,314	1.05	1,669,754	$2,310	0.14
Other interest-earning assets	16,700	939	5.62	11,897	$608	5.11
Total interest-earning assets	6,571,156	260,739	3.97	5,672,463	173,284	3.05
Non-interest-earning assets	90,495			89,002
Allowance for loan losses	(40,020)			(37,235)
Total assets	$6,621,631			$5,724,230
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,652,502	$28,694	1.08	$2,394,616	$13,392	0.56
Certificates of deposit	59,645	590	0.99	83,313	$849	1.02
Total interest-bearing deposits	2,712,147	29,284	1.08	2,477,929	14,241	0.57
Borrowed funds	45,878	2,297	5.00	45,303	2,042	4.51
Total interest-bearing liabilities	2,758,025	31,581	1.15	2,523,232	16,283	0.65
Non-interest-bearing liabilities:
Non-interest-bearing deposits	3,223,606			2,708,547
Other non-interest-bearing liabilities	61,213			79,239
Total liabilities	6,042,844			5,311,018
Stockholders' equity	578,787			413,212
Total liabilities and equity	$6,621,631			$5,724,230
Net interest income		$229,158			$157,001
Net interest rate spread (3)			2.82%			2.41%
Net interest margin (4)			3.49%			2.77%
Total cost of deposits (5)			0.49%			0.27%
Total cost of funds (6)			0.53%			0.31%

(1)	For periods less than a year, ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following tables:

	Quarterly Data					Year ended
(dollars in thousands,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2022	2022	2022	2022	2021	2022	2021
Average assets	$6,283,813	$6,553,105	$6,736,800	$6,920,575	$6,781,313	$6,621,631	$5,724,230
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets (non-GAAP)	$6,274,080	$6,543,372	$6,727,067	$6,910,842	$6,771,580	$6,611,898	$5,714,497

Average equity	$595,769	$589,941	$567,931	$561,020	$552,126	$578,787	$413,212
Less: average preferred equity	—	—	—	—	1,834	—	4,585
Average common equity	$595,769	$589,941	$567,931	$561,020	$550,292	$578,787	$408,627
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity (non-GAAP)	$586,036	$580,208	$558,198	$551,287	$540,559	$569,054	$398,894

Total assets	$6,267,337	$6,422,061	$6,867,042	$6,626,940	$7,116,358	$6,267,337	$7,116,358
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets (non-GAAP)	$6,257,604	$6,412,328	$6,857,309	$6,617,207	$7,106,625	$6,257,604	$7,106,625

Common equity	$575,897	$582,237	$574,306	$560,030	$556,989	$575,897	$556,989
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value) (non-GAAP)	$566,164	$572,504	$564,573	$550,297	$547,256	$566,164	$547,256

Common shares outstanding	10,949,965	10,931,697	10,931,697	10,931,697	10,920,569	10,949,965	10,920,569
Book value per share (GAAP)	$52.59	$53.26	$52.54	$51.23	$51.00	$52.59	$51.00
Tangible book value per share (non-GAAP) (1)	$51.70	$52.37	$51.65	$50.34	$50.11	$51.70	$50.11

(1) Tangible book value divided by common shares outstanding at period-end.

	Quarterly Data					Year ended
(dollars in thousands,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2022	2022	2022	2022	2021	2022	2021
Net income (loss)	$(7,740)	$24,955	$23,189	$19,021	$18,887	$59,425	$60,555
Impact of adjustments (1)	35,000	—	—	—	—	35,000	—
Adjusted net income (non-GAAP)	$27,260	$24,955	$23,189	$19,021	$18,887	$94,425	$60,555

Diluted earnings (loss) per common share	$(0.71)	$2.23	$2.07	$1.69	$1.69	$5.29	$6.45
Impact of adjustments (1)	3.14	—	—	—	—	3.13	—
Adjusted diluted earnings per common share (non-GAAP)	$2.43	$2.23	$2.07	$1.69	$1.69	$8.42	$6.45

Return on average assets (2)	(0.49)%	1.51%	1.38%	1.11%	1.10%	0.90%	1.06%
Impact of adjustments (1)	2.21	—	—	—	—	0.53	—
Adjusted return on average assets (non-GAAP)	1.72%	1.51%	1.38%	1.11%	1.10%	1.43%	1.06%

Return on average equity (2)	(5.2)%	16.8%	16.4%	13.8%	13.6%	10.3%	14.7%
Impact of adjustments (1)	23.3	—	—	—	—	6.0	—
Adjusted return on average equity (non-GAAP)	18.2%	16.8%	16.4%	13.8%	13.6%	16.3%	14.7%

Return on average tangible common equity (2)	(5.2)%	17.1%	16.7%	14.0%	13.9%	10.4%	15.2%
Impact of adjustments (1)	23.7	—	—	—	—	6.2	—
Adjusted return on average tangible common equity (non-GAAP)	18.5%	17.1%	16.7%	14.0%	13.9%	16.6%	15.2%

Efficiency ratio (2)	94.9%	45.1%	42.2%	45.5%	44.9%	58.2%	48.3%
Impact of adjustments (1)	(49.8)	—	—	—	—	(13.7)	—
Adjusted efficiency ratio (non-GAAP)	45.1%	45.1%	42.2%	45.5%	44.9%	44.5%	48.3%

(1) Impact of adjustments exclude the effect of costs related to the regulatory settlement reserve in the fourth quarter of 2022.

(2) For periods less than a year, ratios are annualized.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.